SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[ ] Definitive Information Statement

                         ELINE ENTERTAINMENT GROUP, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

                         ELINE ENTERTAINMENT GROUP, INC.

                            NOTICE OF ACTION TAKEN BY
                     WRITTEN CONSENT OF MAJORITY STOCKHOLDER

DEAR STOCKHOLDERS:

         We are writing to advise you that Eline Entertainment Group, Inc. will file an amendment to our Articles of Incorporation to change the name of our company to 24/7 Holdings Inc. This action was approved on April 16, 2004 by our Board of Directors. In addition, a stockholder who hold a majority of our issued and outstanding voting securities have advised us that it will approve this action by written consent in lieu of a special meeting in accordance with the relevant sections of the Nevada Revised Statutes. These actions will not be effective until after we file the Amendment with the Nevada Secretary of State. We intend to file the Amendment on or about May [3], 2004 and it will be effective on May [X], 2004, which is 20 days after the date this information statement is first mailed to our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about May [3], 2004.

         Please feel free to call us at 865-765-0709 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Eline Entertainment.

                                        For the Board of Directors of ELINE
                                        ENTERTAINMENT GROUP, INC.

                                        /s/ Barry A. Rothman
                                        Barry A. Rothman, President

                         ELINE ENTERTAINMENT GROUP, INC.

                               8905 Kingston Pike
                                    Suite 313
                           Knoxville, Tennessee 37923

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDER
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Eline Entertainment Group in connection with the adoption of a Amendment to our Articles of Incorporation by written consent of our Board of Directors and the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting. On April 16, 2004 our Board of Directors approved an amendment to our Articles of Incorporation changing the name of our company to 24/7 Holdings Inc. (the "Amendment"). This action will become effective upon the written consent of the holder of a majority of our issued and outstanding voting securities and the filing of the Amendment with the Secretary of State of Nevada in accordance with the relevant sections of the Nevada Revised Statues. Yucatan Holding Company, the holder of approximately 99% of our outstanding voting stock, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of this action, has advised us that it will execute a written consent approving the Amendment on or about May [3], 2004.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

         This information statement is first being mailed on or about May [3], 2004 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         No dissenters' rights under Nevada law are afforded to our stockholders as a result of the taking of the corporate actions described in this information statement.

         The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           OUR PRINCIPAL STOCKHOLDERS

         Our voting securities are comprised of our common stock and our Class B Convertible Preferred Stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of our Class B Convertible Preferred Stock are also entitled to vote on matters submitted to our stockholders, with 500 votes for each share of our Class B Convertible Preferred Stock held by such stockholder. The following table contains information regarding record ownership of our voting securities as of April 16, 2004 held by:

         * persons who own beneficially more than 5% of our outstanding voting securities,

         *  our directors,

         *  named executive officers, and

         *  all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 16, 2004, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 8905 Kingston Pike, Suite 313, Knoxville, TN 37923.

Title of     Name of                   Amount and Nature of     Percentage         Percent of
Class        Beneficial Owner          Beneficial Ownership      of Class      Voting Control (1)
-----        ----------------          --------------------     ----------     ------------------
Common Stock

             Jayme Dorrough (2)              9,784,131             84.5%              99%
             Barry A. Rothman                        0               -                 -
             All executive officers
               and directors as a
               group (two persons)(2)        9,784,131             84.5%              99%

Class B Convertible Preferred Stock

             Jayme Dorrough (2)                180,000             100%               99%
             Barry A. Rothman                        0               -                 -
             All executive officers
               and directors as a
               group (two persons)(2)          180,000             100%               99%
             Yucatan Holding Company(2)        180,000             100%               99%

*   represents less than 1%

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Class B Convertible Preferred Stock at April 16, 2004. At April 16, 2004 the holders of our outstanding shares of common stock and Class B Convertible Preferred Stock were entitled to an aggregate of 911,574,295 votes at any meeting of our stockholders, which includes 11,574,295 votes attributable to the outstanding shares of common stock and 900,000,000 votes attributable to the outstanding shares of Class B Convertible Preferred Stock.

(2) Mrs. Dorrough, our sole director, is the sole officer and director of Yucatan Holding Company. All shares of Series B Convertible Preferred Stock owned by Mrs. Dorrough are owned of record by Yucatan Holding Company.

                   AMENDMENT TO CHANGE THE NAME OF OUR COMPANY

         The Amendment will change the name of our company from Eline Entertainment Group, Inc. to 24/7 Holdings Inc. Our Board of Directors believes that a name change is appropriate to more accurately reflect the current business and operations of our company. The Amendment will not be effective until we file Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment on May [3], 2004 which will be effective on May [x], 2004, a date which is 20 days after the date this information statement is first mailed to our stockholders.

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol EEGI and on the Frankfurt Stock Exchange under the symbol EO9. Concurrent with the effectiveness of the name change, the stock symbols for our common stock on both the OTC Bulletin Board and Frankfurt Stock Exchange will change. The new symbols will be assigned to us immediately prior to the effective date of the name change. In addition, our common stock will be assigned a new CUSIP number and a new WKN number immediately before the effective date of the name change. We will make a public announcement of the new stock symbols, CUSIP number and WKN number prior to the effective date of the name change.

         Under Nevada law stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment.

         WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        ELINE ENTERTAINMENT GROUP, INC.

                                        By: /s/ Barry A. Rothman
                                        Barry A. Rothman, President

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
                                    EXHIBIT A

DEAN HELLER
                  Secretary of State
[SEAL]            204 North Carson Street, Suite 1
                  Carson City, Nevada 89701-4299
                  (775)684-5708
                  Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)           ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read attached instructions before completing form.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Eline Entertainment Group, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

         Article I - Name is hereby deleted in its entirety and substituted with the following. Article I - Name. The name of the Corporation is 24/7 Holdings Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted of the amendment is: The holder of 909,784,131 shares of the voting securities of the Corporation, representing approximately 99% of the voting power, voted FOR this amendment and these articles.

4. Effective date of filing (optional). The effective date of this filing is May [x], 2004.

5. Officer Signature (required): /s/ Barry A. Rothman, President.

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit proper fees may case this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.
See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03